Exhibit 10.12
SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made and shall be effective for all purposes as of the 24th day of February, 2005, by and between SOLECTRON USA, Inc., a Delaware corporation with a principal place of business at 847 Gibraltar Drive, Mllpitas, California 95035 (“Landlord”) and SMART Modular Technologies, Inc., a California corporation with a principal place of business at 4211 Starboard Drive, Fremont, California (“Tenant”).
WITNESSETH
     WHEREAS, Tenant and Landlord entered into (i) that certain Lease Agreement dated April 16, 2004 for certain premises located in the building known and numbered at 4211 Starboard Drive, Fremont, California, and (ii) that certain First Amendment to Lease Agreement, dated as of January 17, 2005 (collectively, the “Lease”).
     “WHEREAS, Tenant and Landlord desire to further modify the Lease in order to address certain provisions relating to the Master Lease (as defined in the Lease).
     NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to follows:
     1. Capitalized terms not specifically defined in this Second Amendment shall have the same meaning given in terms in the Lease.
     2. Landlord and Tenant acknowledge and agree that notwithstanding anything contained in the Lease to the contrary, in the event that Landlord and/or Landlord’s successors and assigns, as the case may be, acquires the Property and the Master Lease is terminated, the Lease shall remain in full force and effect as a direct lease of the Premises between Landlord and/or Landlord’s successors and assigns, as the case may be, as landlord, and Tenant, as tenant, upon all of the terms, covenants and conditions set forth in the Lease. In such event Tenant shall attorn to Landlord or such suscessor or assignee, as the landlord under the Lease. Upon such acquisition of the Property by Landlord and/or Landlord’s successors and assigns, as the case may be and the termination of the Master Lease, the Lease, as amended by this Second Amendment, shall be deemed further amended to delete all references therein to the Master Lease to the extent necessary to reflect the termination of such Master Lease, including, without limitation, Section 1.12, clause (iv) of Section 1.14, clause (iii) of each of the first and second paragraphs of Section 4.2, Section 16.1, and Section 16.6.1. The provisions of this Paragraph 2 shall be self-operative, and no further instrument shall be required to give effect thereto.
     3. Landlord will consent to the occupancy (by sublease or license), of approximately one thousand (1,000) square feet of the premises (the “sublease Space”) by a third party (the “Occupant”) at dc minimis rent and/or other charges so long as Tenant delivers to Landlord the following information and documents and such information and documents are reasonably acceptable to Landlord: (a)the legal name of the Occupant; (b) the location and description of the Sublease Space; (c) a true and complete copy of the

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sublease or license agreement, if any; (d) any financial statements for the Occupant; and (e) a description of the nature of the business to be conducted by the Occupant and the type of use to be made of the Sublease Space by the Occupant Landlord will deliver to Tenant written notice of its approval or disapproval of said sublease or license, as the case may be, within ten (10) business days after receiving all of the aforesaid information and documents. Additionally, Tenant hereby acknowledges and agrees that notwithstanding any such sublease of license to the Occupant, Tenant will continue to be fully responsible and liable for the payment of the rent and the performance of all obligations of Tenant under the Lease. Nothing contained herein shall be consumed as Landlord’s waiver of any bonus sublease rem or the equivalent thereof which Landlord is entitled to receive under the Lease. This Second Amendment shall be deemed t6 be the notice referred to in Section 14.1.2 of the Lease. In the event of any conflict between the provisions of this Paragraph 3 and the provisions of Section 14.1.3 of the Lease with respect to the proposed sublease or license contemplated by this Paragraph 3, the provisions of this Paragraph 3 shall control.
     4. In all other respects, the Lease is hereby ratified, confirmed and approved. This Second Amendment shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant. Any future reference to the Lease shall be deemed to be a reference to the Lease, as amended by this Second Amendment, and as it may, from time to time, hereafter be further amended.
     5. This Second Amendment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.
     WITNESS the execution hereof as an instrument under seal as of the date first set forth above.

LANDLORD:		TENANT:

SOLECTRON USA, INC.		SMART MODULAR TECHNOLOGIES, INC.

By:	/s/ Tim Chu	By:	/s/ Jack Pacheco

Printed Name: Tim Chu		Printed Name: Jack Pacheco

Title: Assistant Secretary		Title: VP/CFO

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FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and shall be effective for all purposes as of the 17th day of January, 2005 by and between SOLECTRON USA, Inc., a Delaware corporation with a principal place of business at 847 Gibraltar Drive, Milpitas, California 95035 (“Landlord”) and SMART Modular Technologies, Inc., a California corporation with a principal place of business at 4211 Starboard Drive, Fremont, California (“Tenant”).
WITNESSETH
     WHEREAS, Tenant and Landlord entered into a Lease (“Lease”) dated April 16, 2004 for certain premises located in the building known and numbered at 4211 Starboard Drive, Fremont, California;
     WHEREAS, Landlord has certain obligations to the Tenant under Section 5.5 of the Lease to install a physical separation of the Building between Tenant and Force Computers, Inc. (“Force”) or a 3rd party tenant in order to better facilitate a multi-tenant use of the Building;
     WHEREAS, Tenant is agreeing to waive such requirements under the Lease since Tenant is agreeing in this Amendment to occupy the entire Building on the terms and conditions of the Lease, as amended by this Amendment, such occupation effective upon vacation of the Building by Force.
     NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Landlord and Tenant hereby amend the Lease as is specifically set forth in this Amendment. Capitalized terms not specifically defined in this Amendment shall have the same meaning given to terms in the Lease.
2. Tenant and Landlord agree: (a) that the “Separation Period” as defined in Paragraph 5.5 of the Lease shall be extended to the earlier of (i) June 30, 2005, or (ii) the Force Move Out Date as defined in Paragraph 4 below; and (b) in the first sentence of Paragraph 6.3 to replace “of the lesser of (i) one (1) year following” with “starting from” and replace “(ii) the date of the Separation” with “ending on the Force Move Out Date”.

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3. Landlord or its designee shall pay Tenant One Million Six Hundred Thousand Dollars and NO/100 ($1,600,000.00) on or before January 18, 2005, via wire transfer:

ACCT. NAME:	SMART MODULAR TECHNOLOGIES, INC.
ACCT. #:	4100063098
BANK:	WELLS FARGO BANK 121 PARK CENTER PLAZA SAN JOSE, CA 95113
ABA#:	121000248
SWIFT #:	WFBIUS6S
4. Effective upon the vacation of the Building by Force, which shall occur no earlier than February 15, 2005 and no later than June 30, 2005 (“Force Move Out Date”), the Lease shall be amended as follows:
     A. The text of Paragraph 1.5 of the Lease (Definition of “Common Areas”) is hereby deleted in its entirety and in lieu thereof the following definition is inserted:
     ““Common Areas” means those areas of the Building designated for non-exclusive use by Tenant, which definition shall be a nullity while Tenant leases the entire Building (i.e., Tenant shall have exclusive use of hallways, bathrooms, lobby areas and loading and shipping areas/loading dock).”
B. The text of Paragraph 1.10 (“Lease Term”) is deleted in its entirety and in lieu thereof the following definition is inserted:
     ““Lease Term” means the period of time commencing on April 16, 2004 (the “Commencement Date”) and ending on April 30, 2009, subject to the Option to Extend Lease Term pursuant to Paragraph 2.2.”
C. The text of Paragraph 1.15 (“Other Areas”) is deleted in its entirety and in lieu thereof the following definition is inserted:
     ““Other Areas” means all areas and facilities outside of the Building made available for Tenant’s non-exclusive use (including the parking areas, driveways, pedestrian sidewalk, landscaped areas, trash enclosures, and the like), which definition shall be a nullity while Tenant leases the entire Building (i.e., Tenant shall have exclusive use of such areas).”
D. The text of Paragraph 1.16 (“Other Premises”) shall be deleted in its entirety.
E. The text of Paragraph 1.18 (“Premises”) is deleted in its entirety and in lieu thereof the following definition is inserted:
     ““Premises” shall mean 83,029 square feet prior to the Force Move Out Date and 129,808 square feet following the Force Move Out Date. For the purposes of the Lease, the Force Move

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Out Date shall be defined in that First Amendment to Lease Agreement dated as of January 17, 2005.”
F. The text of Paragraph 1.21 (“Pro Rata Share’’) is deleted in its entirety and in lieu thereof the following definition is inserted:
     ““Pro Rata Share” means Sixty Four percent (64%) prior to the Force Move Out Date and One Hundred percent (100%) of the Building after the Force Move Out Date.”
G. The first paragraph of Paragraph 2.2 (“Options to Extend Lease Term”) is deleted in its entirety and in lieu thereof the following paragraph is inserted:
     “Landlord grants Tenant one (1) option (the “Option”) to extend the Lease Term for a three (3) year period (“Option Term”) following the end of the initial Lease Term. The exercise of the Option is subject to the following terms and conditions:”
H. The first sentence of Subparagraph 2.2.4 is deleted in its entirety and in lieu thereof the following sentences are inserted:
     “The Monthly Rent for the Option Term shall be Ninety-Five percent (95%) of the “fair market rent for the Premises” for such term as of the commencement of such term determined pursuant to Subparagraphs 2.2.5 and 2.2.6. For the avoidance of doubt, once the Monthly Rent for the Option Term has been established, such Monthly Rent shall remain fixed throughout the Option Term.”
I. The text of Paragraph 3.1 (“Monthly Payments”) is deleted in its entirety and in lieu thereof the following text is inserted:
     “Tenant shall pay to Landlord monthly rent (“Monthly Rent”) on the first day of each month through the Lease Term (excluding the extension option) the following rent:

4/16/04 — 4/30/07	Fifty Cents ($.50) per square foot*
5/1/07 — 4/30/08	Fifty One and One-Half Cents ($.515) per square foot
5/1/08 — 4/30/09	Fifty Three Cents ($.53) per square foot”

*	Monthly Rent and Additional Rent shall be abated on 46,779 square feet (129,808 square feet — 83,029 square feet) through March 31, 2005 if the Force Move Out Date is on or before March 31, 2005. Otherwise, Monthly Rent and Additional Rent on such 46,779 square feet shall continue to be abated until the Force Move Out Date, which shall be no later than June 30, 2005.
J. The dollar amounts set forth in the fourth line of Paragraph 5.2 shall be increased from $25,000 per event and $100,000 per year in the aggregate to $100,000 per event and $500,000 per year in the aggregate. Notwithstanding the foregoing, all tenant improvements in excess of $25,000 per event will require a licensed contractor approved by Landlord, which approval shall not be withheld unreasonably.

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K. Notwithstanding anything to the contrary in Paragraphs 5.2 and 16.4 of the Lease, Landlord’s requirement that Tenant remove any Tenant Improvements from the Building at the end of the Term shall be limited to those installed in the Building by or on behalf of Tenant after the Force Move Out Date.
L. Paragraph 5.5 shall be deleted in its entirety.
M. Paragraph 6.3 shall be amended as follows:
     Delete parenthetical starting on line 14: “(with Landlord, at its cost, to install a separate system for itself or any occupant of the Other Premises)”.
N. Landlord shall use commercially reasonable efforts to require Force to: (i) remove its machinery and equipment (including employees’ personal effects and business documents) and vacate the Building, leaving it in broom-clean condition; and (ii) leave fixtures, lighting, electrical, phone/data/networking cables, and cages, in place or as-is. Landlord shall also use commercially reasonable efforts to waive its requirements of Force (or Motorola, Force’s new corporate parent) to remove the cubicles standing on the floor, remove data cabling and coil up excess in the ceiling, remove fencing, and move electrical drops back to the junction boxes.
     In all other respects, the Lease dated April 16, 2004 is hereby ratified, confirmed and approved. This First Amendment of Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant.
     WITNESS the execution hereof as an instrument under seal as of the date first set forth above.

LANDLORD:		TENANT:

SOLECTRON USA, INC.		SMART MODULAR TECHNOLOGIES, INC.

By:	/s/ Perry G. Hayes	By:	/s/ Ann T. Nguyen

Printed Name: Perry G. Hayes		Printed Name: Ann T. Nguyen

Title: Treasurer & VP, IR		Title: General Counsel & Corporate Secretary

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LEASE AGREEMENT
by and between
SOLECTRON USA, INC. (Landlord)
and
SMART MODULAR TECHNOLOGIES, INC. (Tenant)
April 16, 2004 Final

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
16.17	Entire Agreement	36

-iv-

LEASE AGREEMENT
     THIS LEASE AGREEMENT, dated April 15, 2004 for reference purposes only, is made by and between Solectron USA, Inc., a Delaware corporation (“Landlord”), and SMART Modular Technologies, Inc., a California corporation (“Tenant”).
     1. DEFINITIONS. Any term that is given a special meaning by this Article 1 or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto.
          1.1 Affiliate. “Affiliate” means any corporation or other entity directly or indirectly controlling, controlled by or under common control with Tenant or Landlord, as applicable.
          1.2 Agreed Interest Rate. “Agreed Interest Rate” means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) two percent (2%) plus the “prime rate” quoted from time-to-time and charged by the Bank of America, N.T. & S.A., or (ii) the maximum interest rate permitted by law.
          1.3 Building. “Building” means that certain building comprising approximately 129,808 square feet located at 4211 Starboard Drive, Fremont, California.
          1.4 Commencement Date. “Commencement Date” means the date on which the “Closing” as defined in that certain Transaction Agreement By And Among Solectron Corporation, Solectron Global Holdings L.P., Solectron Services E Manufactura Do Brasil Ltda, Smart Modular Technologies, Inc., Modular, Inc., Modular Merger Corporation and Modular (Cayman), Inc., dated as of February 11,2004 (“Transaction Agreement”), shall have occurred.
          1.5 Common Areas. “Common Areas” means those areas designated for non- exclusive use by Tenant (including hallways, Bathrooms, lobby areas and loading and shipping areas/loading dock) and the Common Space shown on Exhibit B attached hereto. Effective on Separation, as set forth in Paragraph 5.5 below, the Common Areas will be adjusted and a new Exhibit depicting the Common Areas shall be reasonably agreed to by Landlord and Tenant at that time.
          1.6 Force. “Force” means Force Computers, Inc., a Delaware corporation and wholly-owned subsidiary of Landlord.
          1.7 Effective Date. “Effective Date” means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.
          1.8 Law. “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utilities or special districts).
     1.9 Lease. “Lease” means this printed lease, Exhibit A (“Legal Description”), Exhibit B (“Leased Premises”), Exhibit C (“Private Restrictions”), as the same may be amended in accordance with this Lease from time to time; all of which are attached hereto and incorporated herein by this reference.
          1.10 Lease Term. “Lease Term” shall be for a period of time commencing on the Commencement Date and ending on the last day of the thirty-sixth (36th) full calendar month succeeding the Commencement Date, subject to extension pursuant to Paragraph 2.2.
          1.11 Lender. “Lender” means (i) any beneficiary, mortgage, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Premises, and the note or other obligations secured by it, and (ii) the lessor under any underlying ground lease under which Landlord holds an interest in the Premises.
          1.12 Master Lease. “Master Lease” means that Lease Agreement dated as of August 26, 2002 between SMART Modular Technologies, Inc., as tenant, and BNP Paribas Leasing Corporation (“BNP”), as landlord, which is being assigned on the Closing to Landlord pursuant to the Transaction Agreement.
          1.13 Monthly Rent. “Monthly Rent” means the monthly rent payable by Tenant pursuant to Paragraph 3.1.
          1.14 Operating Costs. “Operating Costs” means the following (to the extent not a repair or restoration obligation of Tenant hereunder): all costs of managing, operating, maintaining, and repairing the Premises, the Building and/or the Property or any part thereof, including all costs, expenditures, fees and charges and allocable to the Lease Term for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, resurfacing, painting, restriping, cleaning and sweeping, landscaping and fountains); (B) utilities and services (including telecommunications facilities and equipment to the extent shared by Tenant, recycling programs and trash removal), and associated supplies and materials; (C) expenditures for deductible amounts under Landlord’s insurance maintained hereunder; (E) licenses, permits and inspections; (D) complying with Laws; (E) amortization of capital repairs or replacements to the Property, capital improvements required to comply with Laws, or capital improvements which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine in accordance with generally accepted accounting principles consistently applied; (F) property management fees of three percent (3%) of Monthly Rent (and not a Pro Rata Share of such amount), provided that SMART Modular Technologies, Inc. (“SMART”) and any

Affiliate of SMART shall not be required to pay this amount during the Term but any sublessee or assignee (other than an Affiliate of SMART) shall pay such amounts, and; (H) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (I) contesting, on a reasonable basis, the validity or applicability of any Laws that may affect the Property; (K) any Common Area or Other Area maintenance expenses; and (L) any other cost or expenditure, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Notwithstanding the foregoing, the cost for any item that is reasonably expected to have a useful life, or to be usable or applicable to any period, beyond the Lease Term shall be capitalized and only the portions thereof properly allocable to the Lease Term pursuant to clause (E) above shall be chargeable as Operating Costs under this Lease. Notwithstanding the foregoing, the following costs shall not be included in Operating Costs: (i) Real Estate Taxes (subject to reimbursement by Tenant as Additional Rent as provided in Paragraph 8.2), (ii) the cost of insurance (subject to reimbursement by Tenant as Additional Rent as provided in Paragraph 9.3) and any increases in the cost of insurance (which Tenant shall not reimburse Landlord for as Additional Rent) to the extent resulting from the Landlord’s or any other occupant of the Property’s particular use of the Property, (iii) costs which are the obligation of other tenants of the Property of the type to be paid for by Tenant under Paragraph 6.1 and 6.3, (iv) rent, financing charges and other charges under the Master Lease, (v) depreciation, (vi) amortization, except as expressly provided, (vii) reserves, (viii) alterations and improvements to the Property for the sole exclusive use of another tenant in any Other Premises, (ix) costs relating to the negotiation, execution, delivery and enforcement of leases on the Other Premises and/or this Lease and (x) services to the Other Premises that are not rendered to, or to the extent disproportionate to the services to the Premises (as reasonably determined by Tenant), and (xi) costs of complying with Laws due to the particular use of the Other Premises by the occupant thereof or the cost of complying with Laws with respect to the Premises to the extent such costs are to be paid by Tenant under other provisions of this Lease.
          1.15 Other Areas. “Other Areas” means all areas and facilities outside of the Building made available for Tenant’s non-exclusive use (including the parking areas, driveways, pedestrian sidewalk, landscaped areas, trash enclosures, and the like).
          1.16 Other Premises. “Other Premises” means any area of the Building that is not included in the Premises, including, without limitation, the “Force Total Allocated Space” as set forth on Exhibit B attached hereto.
          1.17 Permitted Use. “Permitted Use” means the use of the Property for general office, light assembly and light manufacturing activities in accordance with applicable laws and Private Restrictions, including, without limitation, with respect to the Premises, Tenant’s use thereof existing as of the Commencement Date (and, with respect to the Other Premises, Force’s use thereof existing as of the Commencement Date until the date of the Separation). The “Permitted Use” may be modified only with the consent of the Landlord, which consent may be withheld, if (i) the requested use is incompatible with any other tenants of the Premises, (ii) involves the use of Hazardous Materials (as defined in Paragraph 15) or other dangerous materials or processes other than those currently in use by Tenant, (iii) violates applicable Laws or Private Restrictions, (iv) reduces the Landlord’s financial security in the Lease, or (v) is otherwise unsuitable in Landlord’s reasonable opinion.
          1.18 Premises. “Premises” means that certain area of the Building identified in Exhibit B attached hereto consisting of approximately 83,029 square feet (including the Haz-Mat Storage as defined in Paragraph 15.1) comprised of (i) the “Smart Total Allocated Space” shown on Exhibit B and (ii) the “Smart Portion of Common Space” shown on Exhibit B; provided the parties agree and acknowledge that upon Separation as set forth in Paragraph 5.5 below, the square feet of the Premises shall be adjusted as reasonably agreed to by Landlord and Tenant prior to Separation to reflect an occupancy not exceeding 85,000 square feet (as adjusted to reflect Common Area adjustments to be determined in cooperation with Tenant prior to Separation). The parties hereto acknowledge that prior to Separation, Tenant and Force shall be collocated at the Property as set forth on Exhibit B and that the square footages allocated to Force, Tenant and Common Space are approved by Landlord and Tenant despite any different actual measurement.
          1.19 Property. “Property” shall mean that certain real property and improvements, including the Building located at 4211 Starboard Drive, Fremont, California, which is further described on Exhibit A attached hereto.
          1.20 Private Restrictions. “Private Restrictions” means all covenants, conditions and restrictions, private agreements, reciprocal easement agreements and any other instruments (herein “encumbrances”) affecting the use of the Premises recorded as of the Effective Date which are listed on Exhibit C attached hereto and all encumbrances recorded after the Effective Date which do not materially interfere with Tenant’s then existing use of the Premises or, alternatively, which are approved by Tenant, which approval shall not be unreasonably withheld or delayed. Nothing herein shall be deemed to require Tenant’s consent to any encumbrance of the Premises.
          1.21 Pro Rata Share. “Pro Rata Share” means that percentage of rentable square feet of the Building that is occupied by the Premises. Unless this Lease is amended by Tenant and Landlord after the Commencement Date, Tenant’s Pro Rata Share shall be Sixty-Four percent (64%) provided that, (i) following the Separation (as defined in Section 5.5 below), the Pro Rata Share shall be that percentage of the square footage of the Building (129,808) that comprises the Premises (which, based on an expected occupancy post-Separation of 85,000 square feet by Tenant, would be approximately 65.5%), and (ii) with respect to utilities, Tenant shall pay such amount, as reasonably determined by Landlord, as is equitably allocated to the Premises to reflect any disproportionate use of utilities, but in no event greater than a pro rata share of Eighty-Five percent (85%) of such amount.
          1.22 Tenant Improvements. “Tenant Improvements” means all improvements, additions, alterations, and fixtures installed in the Premises by Tenant after the Commencement Date at its expense which are not Trade Fixtures.

          1.23 Tenant’s Minimum Liability Insurance Coverage. “Tenant’s Minimum Liability Insurance Coverage” means a minimum limit of Three Million Dollars ($3,000,000) per occurrence.
          1.24 Trade Fixtures. “Trade Fixtures” means anything affixed to the Building or Other Areas by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Building or Other Areas unless such thing has, by the manner in which it is affixed, become an integral part of the Building or Other Areas and a building fixture under applicable law; provided, however, that all of Tenant’s signs shall be Trade Fixtures regardless of how affixed to the Building or Other Areas.
     2. TERM AND ACCEPTANCE. Landlord hereby leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Lease Term upon the terms and conditions stated in this Lease.
          2.1 Acceptance of Possession. By taking possession of the Premises, Tenant shall be conclusively deemed to have accepted the Premises in their then existing condition as of the Commencement Date, “AS-IS.” Tenant acknowledges that it has occupied the Premises prior to the Commencement Date and is fully aware of the condition of the Premises, Building and Other Areas.
          2.2 Options to Extend Lease Term. Landlord grants to Tenant one (I) option (the “Option”) to extend the Lease Term for a one (1) year period (“Option Term”) following the end of the initial Lease Term. The exercise of the Option is subject to the following terms and conditions:
               2.2.1 Tenant must give Landlord notice in writing by United States Certified Mail, return receipt requested, of its intention to exercise the Option no later than one hundred and twenty (120) days prior to the date of expiration of the initial Lease Term.
               2.2.2 Notwithstanding anything to the contrary contained herein, if either (i) Tenant is in default under this Lease beyond any applicable grace or cure period on the date the Tenant gives its written Option notice to Landlord beyond any applicable cure period, (ii) Tenant is in default beyond any applicable grace or cure period under this Lease on the date the Option Term is to commence, or (iii) Tenant fails to deliver its written Option notice to Landlord on or before one hundred and twenty (120) days prior to the date of the expiration of the initial Lease Term, then the Option Term shall not commence, any such Option notice given by Tenant shall be deemed ineffective, and this Lease shall expire at the end of the initial Lease Term.
               2.2.3 All terms and conditions of this Lease shall apply during the Option Term, except that the Monthly Rent for the Option Term shall be determined as provided in subparagraph 2.2.4 below.
               2.2.4 The Monthly Rent for the Option Term shall be the “fair market rent for the Premises” for such term as of the commencement of such term determined pursuant to Subparagraphs 2.2.5 and 2.2.6. For purposes of this Lease, the term “fair market rent for the

Premises” shall mean the projected going market rent for the Premises as of the commencement of the Option Term; provided, however, that in no event shall the fair market rent for the term of the option in question be less than the Monthly Rent payable during the last year of the initial Lease Term.
               2.2.5 For a period of thirty (30) days following delivery to Landlord of Tenant’s notice pursuant to Subparagraph 2.2.1 (the “Negotiation Period”), Landlord and Tenant shall confer to attempt to reach agreement upon the fair market rent for the Premises for the term of the option in question. If Landlord and Tenant are unable to reach agreement in writing within the Negotiation Period, for purposes of establishing the Monthly Rent for the term of the option in question, then the fair market rent for the Premises for the term of the option in question shall be established by the appraisal process described in Subparagraph 2.2.6.
               2.2.6 The fair market rent for the Premises shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Alameda County, California, in accordance with the following procedures:
                    2.2.6.1 Within ten (10) days after the expiration of the Negotiation Period, Landlord and Tenant shall each select an appraiser and notify the other, in writing, of the name, address and qualifications of the appraiser that each has selected. Failure by either party to select a qualified appraiser within ten (10) days after notice of the identity of the other party’s appraiser shall be deemed a waiver of such party’s right to select an appraiser on its own behalf and the other party shall select a second appraiser within five (5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the two (2) appraisers shall have been appointed, the two (2) appraisers selected by the parties shall appoint a third appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Alameda.
                    2.2.6.2 The three (3) appraisers so selected shall meet not later than twenty (20) days following the selection of the third appraiser. At said meeting, the appraisers shall attempt to determine the fair market rent for the Premises for the term of option in question.
                    2.2.6.3 If the appraisers are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of their first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers agree on the fair market rent for the Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.
                    2.2.6.4 If two (2) or more appraisers do not agree within said fifteen (15) day period as set forth above, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his/her independent appraisal in simple letter form to Landlord and Tenant stating his/her determination of the fair market rent for the Premises for the Option Term. Landlord and Tenant shall then determine the fair market rent for the Premises for the Option Term by determining the average of the fair market rent set by each of the appraisers; provided, however, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be increased to be eighty-five percent (85%) of the middle value, and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be decreased to one hundred and fifteen percent (115%) of the middle value. If any appraisal is disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.
                    2.2.6.5 Each party shall bear the fees and expenses of the appraisers selected by or for it, and the fees and expenses of the third appraiser shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.
     3. RENT.
          3.1 Monthly Payments. Commencing on the Commencement Date and continuing on the first day of each month throughout the Lease Term (excluding extension options), Tenant shall pay to Landlord monthly rent (“Monthly Rent”) for the Premises of Fifty Cents per square foot ($.50) which upon the Commencement Date and prior to Separation shall equal Forty-One Thousand Five Hundred Fourteen Dollars and Fifty Cents ($41,514.50) and shall be subject to adjustment upon Separation to reflect the then existing square footage of the Premises.
          3.2 Additional Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent (the “Additional Rent”), (i) any late charges or interest due Landlord pursuant to Paragraph 3.4, (ii) any legal fees and costs due Landlord pursuant to Paragraph 16.10, (iii) its Pro Rata Share of Real Property Taxes pursuant to Paragraph 8.2, (iv) Tenant’s Pro Rata Share of Landlord’s insurance costs pursuant to Paragraph 9.3, and (iv) Landlord’s Operating Costs pursuant to Paragraph 3.5 below, and (vi) any other charges due Landlord pursuant to this Lease.
          3.3 Payment of Rent. All Monthly Rent and any other amounts required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term except as otherwise specifically provided in this Lease. All amounts due hereunder shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor (unless otherwise expressly provided herein), to Landlord at its address staled in Paragraph 16.9 or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Monthly Rent shall be prorated for any partial month based on the number of days in that calendar month.
          3.4 Late Charge and Interest on Rent in Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such Monthly or Additional Rent is not received by Landlord from Tenant within five (5) days after the delinquent amount became due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent rent. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including the right to terminate this Lease. If any amount due hereunder is not paid on or before the tenth (10th) day following the due date, then, without prejudice to any of Landlord’s other rights and remedies and in addition to such late charge, Tenant shall pay to Landlord interest on the delinquent amount at the Agreed Interest Rate from the date such amount became due until paid.
          3.5 Landlord’s Operating Costs. Tenant shall pay its Pro Rata Share of Operating Costs to Landlord as follows. Landlord shall invoice Tenant for Operating Costs on a monthly basis itemized in reasonable detail (“Operating Expense Invoice”). Landlord shall be permitted to reasonably estimate its costs for Operating Costs for each calendar year and bill to Tenant one twelfth of such amount per month. Landlord shall adjust such monthly estimated amount based on material unexpected changes in Operating Costs (provided that Landlord’s failure to promptly adjust the estimated Operating Costs promptly upon a material change in actual Operating Expenses shall not preclude Landlord from including such increase on an Expense Statement). Tenant shall pay the Operating Expense Invoice no later than thirty (30) days following its receipt from Landlord of the monthly Operating Expense Invoice. As soon as reasonably practicable, but not later than ninety (90) days after the end of the calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing the actual Operating Costs itemized in reasonable detail (“Expense Statement”). Unless Tenant raises any objections to Landlord’s Expense Statement within ninety (90) days after receipt of the same, such Expense Statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such Expense Statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such Expense Statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the Expense Statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s Expense Statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s Expense Statement, nor shall any failure of Landlord to deliver Landlord’s Expense Statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s Expense Statement. If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) days of Tenant’s receipt of Landlord’s Expense Statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease (or if no additional rent is due or is not sufficient to cover the excess, Landlord shall pay such excess to Tenant at the time it renders the Expense Statement or is required to render the Expense Statement, whichever is sooner).
     Tenant, at its expense (except as set forth below), may cause an audit of Landlord’s books and records during business hours to determine the* accuracy of the Expense Statement using a reputable auditing firm that is not being compensated on a contingency fee basis. If such audit reveals that the Operating Costs for any given year were less than the amount that Tenant paid for such costs for any such year, then Landlord shall pay to Tenant the excess within thirty (30) days of the receipt of the audit results, and the reasonable costs of the audit, if it is determined that the Operating Costs for any given year were overstated by ten percent (10%) or more. If such audit reveals that the Operating Costs for any given year were more than the amount that Tenant paid for such costs for any such year, Tenant shall pay to Landlord any shortfall within thirty (30) days of the receipt of the audit results. The provisions of this paragraph shall survive the expiration or termination of this Lease.
     4. USE OF PREMISES.
          4.1 Limitation on Type. Tenant shall use the Premises, if used at all, solely for the Permitted Use (as described in Paragraph 1.17). Tenant shall not do or permit anything to be done in or about the Premises which will (i) cause structural injury to the Premises, or (ii) cause damage to any part of the Premises except to the extent reasonably necessary for the installation of Tenant’s equipment and trade fixtures, or (iii) violate, or cause Landlord to be in violation of any Laws or Private Restrictions. Tenant shall not operate any equipment within the Premises which will (i) injure, vibrate or shake the Building, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload, or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of approved structural limits as reasonably defined by Landlord’s architect. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed of (i) so that they do not (a) create a fire or health hazard and (b) damage the Premises and (ii) in compliance with applicable Environmental Laws (as defined in subparagraph 15.2.1.1). Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building except as currently in place and/or used at the Commencement Date. Tenant shall not commit nor permit to be committed any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any Hazardous Materials (except in compliance with Environmental Laws), and any objectionable noises, odors, dust or nuisances.
     Prior to the Separation, Landlord shall, and shall cause its tenants of the Other Premises, to use the Other Premises, if used at all, solely for the Permitted Use.
     4.2 Compliance with Laws and Private Restrictions. Tenant’s lease of the Premises shall be subject to (i) all applicable Laws, (ii) all Private Restrictions, easements and other matters of public record, (iii) the Master Lease and (iv) the reasonable rules and regulations from time to time promulgated by Landlord governing the use of the Property. Tenant shall not use or permit any person to use the Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and promptly observe and comply with all Laws that relate to the particular use of the Premises by Tenant other than the Permitted Uses and Private Restrictions.
     Prior to the Separation, any lease of the Other Premises shall be subject to (i) all Laws, (ii) all easements and other matters of public record, (iii) the Master Lease, and (iv) the reasonable rules and regulations from time to time promulgated by Landlord governing the use of the Property. Prior to Separation, Landlord shall use commercially reasonable efforts to insure that any use of the Property by Force does not violates any Laws.
          4.3 Insurance Requirements. Tenant shall not use or permit any person to use the Property in any manner which will cause the existing rate of insurance upon the Property, or any of its contents, to be increased (unless Tenant pays the increase upon demand) or cause a cancellation of any insurance policy covering the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Property any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.
          4.4 Outside Areas. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Building by Tenant, Landlord or other occupants except in fully fenced and screened areas, which have been reasonably designed for such purpose by Landlord.
          4.5 Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banners, displays or other advertising or communicative material which is visible from the exterior of the Premises without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws and Private Restrictions and shall be installed at the expense of Tenant. If Landlord so elects, Tenant shall, at the expiration or sooner termination of this Lease, remove all signs installed by it and repair any damage caused by such removal. Tenant shall at all times maintain such signs in good condition and repair. Notwithstanding anything to the contrary contained herein, (i) Tenant’s existing signage at the Premises shall be permitted to remain during the Term (as may be extended pursuant to Paragraph 2.2), (ii) Tenant may remove from such signage all references to Tenant being “a Solectron Company” at Tenant’s sole cost. Tenant acknowledges that an additional tenant shall also be permitted to place signage on the Property and that, in the event such tenant can not construct an additional monument sign, Tenant shall share the existing monument sign on a reasonable basis, as determined by Landlord, with Landlord or such new tenant to bear the costs of such new signage (including any replacement or alteration of Tenant’s signage, if necessary).

          4.6 Rules and Regulations. Landlord may from time to time promulgate reasonable and non-discriminatory rules and regulations for the care and orderly management of the Property and the safety of its occupants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations and Landlord agrees to enforce such rules and regulations against Tenant other occupants of the Property in a non-discriminatory fashion. Such rules and regulations shall not unreasonably interfere with the Permitted Use as stated in Paragraph 1.17.
          4.7 Parking. Tenant shall be entitled to the non-exclusive use of a Pro Rata Share of the parking at the Property. Landlord shall maintain and make available all of the parking on the Property on a non-exclusive basis.
          4.8 Window Coverings. The window coverings currently in use at the Property shall be the coverings in use during the Term.
          4.9 Auctions. Landlord and Tenant shall not conduct or permit to be conducted on any portion of the Property any sale of any kind, including (i) any public or private auction, fire sale, going-out-of-business sale, distress sale, or other liquidation sale, or (ii) any so-called “flea market,” open-air market, or any other similar activity.
     5. TRADE FIXTURES/TENANT IMPROVEMENTS AND SEPARATE DEMISE OF PREMISES.
          5.1 Trade Fixtures. Throughout the Lease Term, Tenant shall provide, install, and maintain in good condition all Trade Fixtures required in the conduct of its business in the Building. All Trade Fixtures shall remain Tenant’s property.
          5.2 Tenant Improvements. Tenant shall not construct any Tenant Improvements or otherwise alter the Building or Other Areas (except for any of the foregoing that are non-structural in nature, do not materially and adversely impact major building systems and that cost less than Twenty-Five Thousand Dollars ($25,000) per event or One Hundred Thousand Dollars per year in the aggregate) without Landlord’s prior written approval and not until Landlord shall have first approved the plans and specifications therefor, which approval shall not be unreasonably withheld. In no event shall Tenant make any alterations to the Building which could affect the structural integrity or the exterior design of the Building. All such approved Tenant Improvements shall be installed by Tenant at Tenant’s expense using a licensed contractor first reasonably approved by Landlord in substantial compliance with the approved plans and specifications therefor. All construction undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any Tenant Improvements until (i) all required governmental approvals and permits shall have been obtained and copies of same have been provided to Landlord, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least thirty (30) days prior written notice of its intention to commence such construction, (iv) Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences, and (v) if requested by Landlord in its reasonable discretion, Tenant shall have obtained contingent liability and broad form builders risk insurance or completion and performance bonds in an amount reasonably satisfactory to Landlord. All Tenant Improvements shall remain the property of Tenant during the Lease Term, but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if requested by Landlord, Tenant shall remove any Tenant Improvements in accordance with the provisions of Paragraph 16.4.
          5.3 Alterations Required by Law. Tenant shall, in accordance with Paragraph 5.2, make any alteration, addition or change of any sort, whether structural or otherwise, to the Premises that is required by any Law due to Tenant’s particular use of the Premises.
          5.4 Liens. Tenant shall keep the Premises free from any liens created by Tenant or its employees, representatives, agents or contractors and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or any of Tenant’s agents, employees, contractors, assignees, subtenants or invitees (collectively, “Tenant’s Agents”) relating to the Premises. If any such claim of lien is recorded, Tenant shall bond against or discharge the same within fifteen (15) days after notice that the same has been recorded against the Premises. Should any lien be filed against the Premises or any action commenced affecting title to the Premises, the party receiving notice of such lien or action shall promptly give the other party written notice thereof.
          5.5 Sharing of Space and Separate Demise. Landlord and Tenant acknowledge that Tenant and Force shall be sharing space in the Premises at the Commencement Date as provided in Exhibit B attached hereto. As of the Commencement Date, the Landlord and Tenant are reorganizing the Property, in a manner reasonably agreed upon, with the intention of moving current employees and operations that are not associated with the business of Tenant to an area of the Property outside of the Premises. In the event that (i) Force ceases to be a wholly-owned subsidiary of Landlord, or (ii) Force ceases to occupy the Property and Landlord desires to lease any Other Premises to any third party, Landlord, at Landlord’s sole cost and expense, shall be required to provide a secure separate premises to Tenant not to exceed 85,000 square feet or as Landlord and Tenant otherwise agree (the “Separation”). In the case of clause (i), Landlord shall notify Tenant immediately upon the execution by Landlord of a written binding commitment for a change in ownership of Force and shall complete the Separation prior to that date which is Two Hundred and Forty (240) Days following the such execution by Landlord of a written binding commitment for a change in ownership of Force. In the case of clause (ii), Landlord shall give Tenant no less than one hundred eighty (180) days advance notice of its intent to complete such separation (such 240 and 180 day period, as the case may be, as may be extended as provided below in this Section 5.5, referred to herein as the “Separation Period”) and shall complete the Separation by the end of the Separation Period. Upon completion of the Separation or in stages as Landlord and Tenant otherwise agree, Tenant shall relocate its employees, personal property and operations to the

Premises designated for Tenant, at Landlord’s expense, pursuant to a plan for the relocation to be mutually agreed to by Landlord and Tenant no later than thirty (30) days following the commencement of the Separation Period (“Relocation Plan”). Upon the completion of the Separation, the Building will be configured, at Landlord’s cost and expense, in such a condition that the Premises and all conference rooms, labs, loading bays, warehouse space, manufacturing areas and other portions of the Premises shall have been physically separated from the remainder of the Building, including installation of hard walls and/or installation of locking doors and separate security systems with secure joint access to the truck access loading dock (“Truck Dock”) and including equipment relocated, and including floor covering, wall covering and finishes comparable to and harmonious with those in the relevant portions of the Premises, and ready for Tenant’s occupancy. Tenant acknowledges that while the Track Dock shall be located in the premises that Tenant will occupy and control following the Separation, Tenant shall provide reasonable access to the Truck Dock to other occupant(s) of the Building upon request. Landlord and Tenant agree to cooperate in good faith to complete the Separation within the schedules described in clause (i) above or clause (ii) above, as applicable, and with the least disruption to Tenant’s business possible. In the event that the Separation is not completed by the end of the Separation Period (except to the extent the failure to complete such Separation results from a mutual agreement of Tenant and Landlord to delay completion of the Separation), the Monthly Rent and Additional Rent shall be temporarily abated until such time as the Separation is completed, provided, however, that the Separation Period shall be extended one (1) day for each day of delay resulting from: (i) Tenant’s unreasonable refusal to accept, within thirty (30) days following the commencement of the Separation Period, a reasonable relocation plan proposed by Landlord or (ii) any other unreasonable interference by Tenant with Landlord’s performance of the Separation. Tenant shall be permitted to retain use of the existing phone switch and, unless agreed to by Tenant, Landlord shall provide a separate phone switch for any other tenant. After the Separation, Landlord shall provide or cause to be provided phone services to its tenants in the Other Premises. Notwithstanding anything to the contrary in this Lease, if, as a result of the Separation and the provision of access to restrooms and loading dock(s), the square footage of the Premises changes (up to but not exceeding 85,000 square feet), the Rent and Pro Rata Share shall be adjusted accordingly.
     6. REPAIR AND MAINTENANCE.
          6.1 Tenant’s Obligation to Maintain. Except as otherwise provided in Paragraphs 6.2, 6.3 and 11 (restoration of damage caused by fire and other perils) Tenant shall, at all times during the Lease Term, at its sole cost and expense, service, clean, keep, and maintain in good order, condition, and repair the interior of the Premises, and every part thereof. Tenant’s obligations shall include, without limitation, (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents, or other parts of the HVAC or plumbing system to the extent located in and solely serving the Premises, (ii) all fixtures, interior walls, floors, carpets and ceilings, (iii) all windows, doors, entrances, showcases, and skylights (cleaning interior surfaces only), (iv) all electrical facilities and equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems), to the extent located in and solely serving the Premises, (v) any automatic fire extinguisher equipment in the Premises, and (iv) subject to Paragraph 9.4 hereof, any portion of the Property damaged by Tenant or Tenant’s Agents. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve the Premises, including all such facilities that are within or outside the walls, floor, or on the roof of the Building. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Premises or if the estimated cost of any item of repair or replacement is in excess of Five Thousand Dollars ($5,000), then Tenant shall first obtain Landlord’s written approval of the scope of work, plans therefor, materials to be used, and the contractor.
     For the purposes of Paragraphs 6.1 and 6.2 the Common Space and Common Areas shall be deemed not to be part of the Premises.
          6.2 Landlord’s Repair Obligations. Subject to Paragraphs 6.1 and 6.3 hereof and subject to recovery of Landlord’s Operating Costs as permitted under this Lease, Landlord shall service, clean, keep, and maintain in good order, condition, and repair: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents, or other parts of the HVAC or plumbing system located at the Property except those located in and solely serving the Premises, (ii) all fixtures, interior walls, floors, carpets and ceilings outside of the Premises, (iii) all windows, doors, entrances, showcases, and skylights (including cleaning both interior and exterior surfaces) outside of the Premises and cleaning the exterior surfaces of the windows and skylights of the Premises, (iv) all electrical facilities and equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems), to the extent not solely located in and solely serving the Premises, (v) the roof, exterior walls and exterior finishes of the Building, and (vi) all other structural elements of the Building.
          6.3 Tenant’s Temporary Service Obligations. Notwithstanding anything to the contrary in this Lease, Tenant hereby agrees to provide the following services to the Building and Force for a period of the lesser of (i) one (1) year following the Commencement Date (the “SMART Service Period”), and (ii) the date of the Separation, and Landlord will reimburse SMART an amount equal to thirty six percent (36%) of the invoiced amount of each such cost with respect to the Property within thirty (30) days of receipt of an invoice therefor (“SMART Services”): (i) janitorial services, (ii) internal maintenance of the entire Building excluding major building systems and those items set forth in Paragraph 6.2(v) and (vi), (iii) mail services for the Building, (iv) office and coffee supplies for the Building, (v) reception services (provided that Landlord’s share of these costs shall be 50%), and (vi) security services. Security services shall be the sole responsibility of Tenant, with respect to the Building, during the SMART Service Period and with respect to the Premises, for the Term (as may be extended). Tenant shall have the right to use the existing security system during the SMART Service Period as well as during the remainder of the Term with respect to the Premises (with Landlord, at its cost, to install a new separate system for itself or any occupant of the Other Premises). After the expiration of the SMART Service Period, Tenant shall pay the full cost of the SMART Services which Tenant shall provide only to the Premises and for its own sole benefit, except as otherwise set forth in other provisions of this Lease.

     6.4 Control of Other Areas. Landlord shall at all times have control of the Other Areas. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Other Areas to whatever extent required in the reasonable opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) change the shape, size, location, number and extent of improvements on the Other Areas including, without limitation, changes in the location of driveways, entrances, passageways, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Other Areas; and (iii) change the name or address of the Premises, provided such change does not affect or disturb any existing signs of Tenant. The use of the Other Areas shall be subject to such reasonable regulation and changes therein as Landlord shall make from time to time. Landlord shall not exercise its rights to control the Other Areas in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s approval, which approval shall not unreasonably be withheld or delayed. Tenant shall keep the Other Areas free and clear of all obstructions created or permitted by Tenant. Nothing herein shall affect the right of Landlord at any time to remove such unauthorized person from the Other Areas nor to prohibit the use of the Other Areas by unauthorized persons. In exercising any such rights regarding the Other Areas, Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business.
          6.5 Tenant’s Negligence. Tenant shall pay for all damage to the Premises caused by the negligent act or omission of Tenant, its employees, contractors, or invitees or by the failure of Tenant to discharge promptly its obligations under this Lease or comply with the terms of this Lease.
     7. UTILITIES.
          7.1 Utilities. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, communication, sewer service, waste pick-up, and any other utilities, materials or services furnished directly and billed directly to Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, standby fees, and (ii) penalties for discontinued or interrupted service. Utilities billed to Landlord shall be paid by Tenant as part of Operating Costs pursuant to Paragraph 3.5 hereof, provided that Landlord shall have the right, at any time, to install separate meters at Landlord’s sole cost and require Tenant to directly contract with the utility provider for its services. Prior to the Separation, Landlord shall reimburse Tenant (or cause Tenant to be reimbursed for) for all telephone services billed to Tenant and allocable to Landlord or the occupants in the Other Premises.
          7.2 Compliance with Governmental Regulations. Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance or cooperation. Tenant shall be entitled to an abatement of rent to the extent that Landlord’s voluntary cooperation with local rules and regulations materially interferes with Tenant’s use of the Premises for more than five (5) consecutive days. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules, regulations and requirements which Landlord may prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems.
     8. REAL PROPERTY TAXES.
          8.1 Real Property Taxes Defined. “Real Property Taxes” as used herein means (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments or resulting from a change in ownership or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Premises, the gross receipts, income, or rentals from the Premises, or the use of parking areas, public utilities, or energy within the Premises (but excluding Landlord’s federal, state and local income taxes), and all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Lease Term the method of taxation or assessment of the Premises prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income, or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises (but excluding Landlord’s federal, state and local income taxes), then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.
          8.2 Tenant’s Obligation to Reimburse. As Additional Rent, Tenant shall pay its Pro Rata Share of Real Property Taxes which becomes due during the Lease Term which are properly allocable to the Lease Term. Tenant shall pay such Real Property Taxes to Landlord within ten (10) days of written demand therefor by Landlord accompanied by a statement describing in reasonable detail the allocation of Real Property Taxes along with a copy of the tax bill in question and a statement of Landlord certifying that it has paid such taxes. If any assessments are levied against the Premises, Landlord may elect either to pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, only that amount which would have been payable (both principal and interest) had Landlord allowed the assessment to go to bond shall be included in the annual amount of Real Property Taxes payable hereunder.
          8.3 Taxes on Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.
     9. INSURANCE.
          9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:
               9.1.1 Tenant shall procure, pay for and keep in full force and effect the following:
                    9.1.1.1 Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Minimum Liability Insurance Coverage set forth in Paragraph 1.22, which insurance shall contain “fire legal” endorsement coverage and a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Paragraph 10.3;
                    9.1.1.2 Fire and property damage insurance against Loss caused by fire, extended coverage perils including steam boiler insurance, sprinkler leakage, if applicable, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the county in which the Premises is located, insuring Tenant’s personal property and inventory, Trade Fixtures and Tenant Improvements within the Building or located on the Other Areas for the full actual replacement cost thereof;
                    9.1.1.3 Worker’s compensation coverage and any other employee benefit insurance sufficient to comply with all Laws;
                    9.1.1.4 With respect to construction, alterations, improvements, or the like undertaken by Tenant, upon reasonable demand by Landlord based on such factors as the size and risk of the work, contingent liability and broad form builder’s risk insurance, in an amount, if any, necessary to protect Landlord;
                    9.1.1.5 Such other insurance that is required by any Lender; provided, however, that such insurance shall not exceed that which is normally required by landlords engaged in leasing comparable premises located in the vicinity of the Premises under comparable terms and conditions.
               9.1.2 Each policy of insurance required to be carried by Tenant pursuant to this Paragraph (i) shall name Landlord and such other parties in interest as Landlord designates as additional insureds, provided, however that such parties shall be added as named insureds on the commercial general liability policy required pursuant to Subparagraph 9.1.1.1, (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability stated in the declarations without the right of contribution from any other insurance coverage of Landlord, (iii) shall be in a form reasonably satisfactory to Landlord, (iv) shall be carried with companies having a Best rating of at least AVII, (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, (vi) shall not have a “deductible” in excess of an amount reasonably satisfactory to Landlord, (vii) shall contain a cross liability endorsement, and (viii) shall contain a “severability” clause.
               9.1.3 A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Paragraph (appropriately authenticated by the insurer) or a certificate of the insurer or insurance broker, certifying that such policy has been issued, providing the coverage required by this Paragraph, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of Tenant’s Agents enters the Premises and upon renewal of such policies, but not less than five (5) business days prior to the expiration of the term of such coverage, it being agreed that the ACORD form of insurance certificate will satisfy this requirement. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Paragraph. If Landlord’s lender or insurance adviser reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Paragraph is not adequate, then Tenant shall increase such coverage for such insurance to such amount as Landlord’s lender or insurance adviser reasonably deems adequate, not to exceed the level of coverage commonly required by prudent landlords of comparable buildings in the vicinity.
          9.2 Landlord’s Insurance. Landlord shall maintain at least the following insurance:
               9.2.1 Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than six (6) months and from physical damage to the Building with coverage at such level as Landlord shall select, but not less than ninety percent (90%) of the full replacement cost of the Building. Such fire and property damage insurance, at Landlord’s election, (i) shall be written in so-called “all risk” form to include such perils as are commonly covered by such form of coverage, (ii) shall provide coverage for physical damage to the improvements so insured up to the then full replacement cost thereof, (iii) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and (iv) may provide coverage for loss of rents for a period of up to twelve (12) months. Landlord shall not be required to cause such insurance to cover any Trade Fixtures, Tenant Improvements or any inventory or other personal property of Tenant.
               9.2.2 Upon demand, Landlord shall provide Tenant with reasonable evidence of the existence of insurance required of Landlord hereunder.
               9.2.3 Landlord shall also carry commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Property with combined single limit coverage of not less than the same amount as Tenant’s Minimum Liability Insurance Coverage set forth in Paragraph 1.22
          9.3 Tenant’s Obligation to Reimburse. As Additional Rent, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the cost of the insurance carried by Landlord pursuant to Paragraph 9.2.1 properly allocated to the Property and the Lease Term within ten (10) days of written demand therefor by Landlord which demand shall be accompanied by a statement showing in reasonable detail the amount owed and the basis of the allocation.
          9.4 Release and Waiver of Subrogation. The parties hereto waive all rights against each other for damages to property caused by fire or other perils to the extent such damages are covered by insurance obtained pursuant to any provision of this Article 9, or any other property insurance applicable to the Premises; provided, however, that such waivers are effective only if the applicable insurance policies of both parties contain a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party in connection with any injury or damage covered by such policy.
     10. LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY.
          10.1 Limitation on Landlord’s Liability. Except to the extent of its negligence or willful misconduct, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant or any of Tenant’s Agents’ damage to Tenant’s property, or loss to Tenant’s business resulting from any cause, including, without limitation, any (i) failure, interruption or installation of any HVAC or other utility system or service, (ii) repairs or improvements to the Premises, (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Premises, (iv) vandalism or forcible entry by unauthorized persons, or (v) penetration of water into or onto any portion of the Premises through roof leaks or otherwise.
          10.2 Limitation on Tenant’s Recourse. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Premises as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s stockholders, directors, principals, representatives, trustees or partners on account of any of Landlord’s obligations or actions under this Lease. In addition, in the event of conveyance of Landlord’s interest in the Premises, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Upon any such conveyance by Landlord, the grantee or transferee, by accepting such conveyance, shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such transfer.
          10.3 Indemnification of Landlord, In addition to any other indemnity obligations of Tenant stated in this Lease, Tenant shall hold harmless, protect, indemnify and defend Landlord, and its employees, agents, contractors, successors and assigns, with competent counsel reasonably satisfactory to Landlord, from and against all liabilities, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising in whole or in part out of (a) any breach of this Lease by Tenant or any of its Affiliates, or (b) by reason of any death, bodily injury, personal injury or property damage (i) any cause or causes whatsoever (except to the extent of the negligence or willful misconduct of Landlord) occurring in or about or resulting from an occurrence in or about the Premises, or (ii) resulting from the negligence or willful misconduct of Tenant or any of Tenant’s Affiliates or Agents, wherever the same may occur. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.
     11. DAMAGE TO PREMISES.
          11.1 Landlord’s Duty to Restore. If the Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 11.2 or by Tenant pursuant to Paragraph 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 9.2 shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall use reasonable efforts to commence and complete the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage; provided, however, that in no event shall Landlord have any obligation to repair or replace the Building or the Other Areas beyond the extent of the insurance proceeds received by Landlord for the repair or restoration thereof plus any deductible or self-insured retention. Landlord’s obligation to restore shall be further limited to the Premises as they existed as of the Commencement Date, excluding any Tenant Improvements, Trade Fixtures and/or personal property constructed or installed in the Premises. If this Lease is not terminated pursuant to Paragraph 11.2 or 11.3, then Tenant shall forthwith commence and thereafter prosecute to completion the replacement and repair of all Tenant Improvements and Trade Fixtures, if any, existing at the time of such damage or destruction, and which were to have been surrendered to Landlord hereunder; and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Subparagraph 9.1.1.3 shall be used for such purpose.

          11.2 Landlord’s Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within ninety (90) days after the date of such damage or such later date as is reasonably necessary under the circumstances:
               11.2.1 The Building or Other Areas are damaged by any peril either (i) covered by the type of insurance Landlord is required to carry pursuant to Paragraph 9.2 or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore equals or exceeds twenty-five percent (25%) of the then actual replacement cost thereof;
               11.2.2 The Building or Other Areas are damaged by any peril and the cost to restore the Premises less the amount of valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction equals or exceeds Five Hundred Thousand Dollars ($500,000);
               11.2.3 The Building or Other Areas are damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to One Hundred Filly Thousand Dollars ($150,000);
               11.2.4 The Building or Other Areas are damaged by any peril and, because of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) may not be used for the same use being made thereof before such damage whether or not restored as required by this Paragraph.
          11.3 Tenant’s Right to Terminate. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
               11.3.1 The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days after the date of such damage; or
               11.3.2 The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and in the reasonable opinion of Landlord’s architect or construction consultant the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage.
          11.4 Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Monthly Rent and the Pro Rata Share shall be temporarily abated from the time of the damage during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.
     12. CONDEMNATION.
          12.1 Taking of Premises. Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) twenty five percent (25%) or more of the Building is so taken, or (ii) more than fifty percent (50%) of the Other Areas are so taken. Any such option to terminate by Landlord must be exercised within a reasonable period of time after the condemnor has commenced judicial action or entered into a binding agreement to effect such taking. If Landlord so exercises such option to terminate, such termination shall be effective as of the date possession is taken by the condemnor.
          12.2 Termination By Tenant. Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) twenty-five percent (25%) or more of the Building or the Premises is so taken and that part of the Building that remains cannot be constructed within a reasonable period of time and thereby made reasonably suitable for the continued operation of Tenant’s business, or (iii) there is a taking of more than fifty percent (50%) of the Other Areas and, as a result of such taking, Tenant’s access to the Premises is materially impeded or Landlord cannot provide parking spaces within walking distance of the Premises equal in number to at least seventy five percent (75%) of the number of spaces available on the Property at the Commencement Date, whether by rearrangement of the remaining parking areas in the Other Areas, (including construction of multi-deck parking structures or restriping for compact cars where permitted by law) or by alternative parking facilities on other land. Tenant must exercise such option within a reasonable period of time, to be effective on the date that possession of that portion of the Other Areas that is condemned is taken by the condemnor.
          12.3 Restoration and Abatement of Rent. If any part of the Building or the Other Areas is taken by Condemnation and this Lease is not terminated, then, (i) to the extent reasonably practicable, Landlord shall restore the remaining portion of the Building and Other Areas as they existed as of the Commencement Date, excluding any Tenant Improvements, Trade Fixtures and/or personal property constructed or installed after the Commencement Date and (ii) except in the case of a temporary taking, as of the date possession is taken the Monthly Rent and Pro Rata Share shall be reduced in the same proportion that the floor area of that part of the Building so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Building.
          12.4 Temporary Taking. If all or any portion of the Building is temporarily taken for six (6) months or less and does not extend beyond the natural expiration of the Lease Term, this

Lease shall remain in effect. If any portion of the Building is temporarily taken by condemnation for a period which exceeds six (6) months or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Building for the Permitted Use, then Landlord and Tenant shall each independently have the option to terminate this Lease. Such option must be exercised within a reasonable period of time, and shall be effective on the date possession is taken by the condemnor.
          12.5 Division of Condemnation Award. Any award made as a result of any condemnation of the Building or the Other Areas shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking (subject to the requirements of Subparagraph 14.1.6). The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Section, and each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.
     13. DEFAULT AND REMEDIES.
          13.1 Events of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:
               13.1.1 Tenant shall have failed to pay Monthly Rent or any Additional Rent when due and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay; or
               13.1.2 Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Monthly Rent or Additional Rent, and Tenant shall have failed to commence cure of such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach or to thereafter expeditiously complete such cure within a reasonable time; or
               13.1.3 Tenant shall have made a general assignment of its assets for the benefit of its creditors; or
               13.1.4 Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Section 14, whether voluntarily or by operation of law; or
               13.1.5 Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property of Tenant or any property essential to the conduct of Tenant’s business and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
               13.1.6 Tenant shall have abandoned the Premises for more than fourteen (14) days in any sixty (60) day period; or
               13.1.7 A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of sixty (60) or more days.
          13.2 Landlord’s Remedies. In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
               13.2.1 Landlord may, at Landlord’s election, continue this Lease in full force and effect and may enforce all its rights and remedies under this Lease, including, but not limited to, the right to recover rent and any other sums payable hereunder as they become due. In addition, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant’s account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting and other costs of subletting, including but not limited to brokers’ commissions, attorneys’ fees and expenses of removal of Tenant’s personal property, Trade Fixtures, and Tenant Improvements (to the extent required in Paragraph 16.4), (ii) second, to the payment of rent or any other sums then due and payable, (iii) third, to the payment of future rent or any other sums as the same may become due and payable hereunder, and (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the Monthly Rent and any Additional Rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of any previous default hereunder by Tenant.
               13.2.2 Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, without limitation, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant’s account, its storage of Tenant’s personal property and Trade Fixtures, its acceptance of keys to the Premises from Tenant or its exercise of any other rights and remedies under this Paragraph 13.2, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including, without limitation, the following:
                    13.2.2.1 The reasonable cost of recovering the Premises; plus
                    13.2.2.2 The reasonable cost of removing Tenant’s Trade Fixtures and Tenant Improvements to the extent required in paragraph 16.4; plus
                    13.2.2.3 All unpaid rent and any other sums due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in subparagraph 13.2.1, together with interest at the Agreed Interest Rate, on such sums from the date such rent and any other sums are due and payable until the date of the award of damages; plus
                    13.2.2.4 The amount by which the rent and any other sums which would be payable by Tenant hereunder, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages (or the end of the Lease Term, whichever is sooner) exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided together with interest at the Agreed Interest Rate on such sums from the date such rent and any other sums are due and payable until the date of the award of damages; plus
                    13.2.2.5 The amount by which the rent and any other sums which would be payable by Tenant hereunder, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount of such rental loss as Tenant proves could reasonably have been avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (l%); plus
                    13.2.2.6 For purposes of this Paragraph 13.2, (i) the term “rent” includes the Monthly Rent and all Additional Rent, and (ii) if it becomes necessary to determine the amount of Additional Rent that would have become due had Tenant not breached its obligations under this Lease, all such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such Additional Rent before such a sixty (60) month period has occurred, then such rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

                    13.2.2.7 Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
               13.2.3 In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Subparagraph 13.2.2 immediately preceding, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.
               13.2.4 Nothing in this Paragraph shall limit Landlord’s right to indemnification from Tenant as provided elsewhere in this Lease, including, without limitation, Paragraphs 10.3 and 15.2.3. Any notice given by Landlord in order to satisfy the requirements of Subparagraphs 13.1.1 or 13.1.2 above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.
          13.3 Landlord’s Default and Tenant’s Remedies. If, through no fault of Tenant or any of Tenant’s Agents, Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant, as its sole and exclusive remedy, may proceed in equity or at law to compel Landlord to perform its obligations. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease.
          13.4 Waiver. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.
     14. ASSIGNMENT AND SUBLETTING.

          14.1 By Tenant. The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph as “Tenant”):
               14.1.1 Tenant shall not do any of the following (subject to Paragraph 14.1.4 collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily, or by operation of laws, without the prior written consent of Landlord, which consent shall not unreasonably be withheld: (i) sublet all or any part of the Building or Other Areas or allow it to be sublet, occupied or used by any person or entity other than Tenant (except a sublet to, or occupancy by an Affiliate of Tenant provided that Tenant shall remain liable for all obligations under this Lease after such subletting); (ii) assign its interest in this Lease (except an assignment to an Affiliate of Tenant provided that Tenant shall remain liable for all obligations under this Lease after such assignment); (iii) transfer any right appurtenant to this Lease or the Premises (except a transfer to an Affiliate of Tenant provided that Tenant shall remain liable for all obligations under this Lease after such transfer); (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (v) terminate or materially amend or modify an assignment, sublease, or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer whether or not Landlord’s consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys’ fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Subparagraph 14.1.2 below, and (iii) contains the agreement of the proposed Transferee to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall constitute a default by Tenant and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of Paragraph 14.1 as to any subsequent Transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.
               14.1.2 Tenant shall give Landlord at least thirty (30) days prior written notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed Transferee; (ii) a current financial statement of the Transferee, financial statements of the Transferee covering the preceding three years, and the “best available” financial statement of the Transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed Transferee’s business to be carried on in or on the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) such other information as may be reasonably requested by Landlord. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Subparagraph 14.1.2. Tenant shall promptly notify Landlord of any modification to the proposed terms of such Transfer.
               14.1.3 If Tenant seeks to make any Transfer, then Landlord may withhold its consent to such Transfer, as permitted pursuant to Subparagraph 14.1.1 above, by giving Tenant written notice of its election within thirty (30) days after Tenant’s notice of intent to Transfer has been deemed given to Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer, if Landlord withholds its consent where the proposed Transferee’s net worth (according to generally accepted accounting principles) is less than the greater of (i) the net worth of Tenant (or guarantor if any) immediately prior to the Transfer, or (ii) the net worth of Tenant (or guarantor if any) as of the Effective Date, such withholding of consent shall be presumptively reasonable. Additionally, such withholding of consent by Landlord shall be presumptively reasonable if (i) at the time consent is requested or at any time prior to the grant of consent, Tenant is in default under this Lease or would be in default under this Lease but for the pendency if any grace or cure period specified in this lease; or (ii) in Landlord’s reasonable judgment, the use of the premises by the proposed Transferee would involve occupancy in violation of this Lease. If Landlord approves of any such Transfer, then Tenant may sublease such part of the Premises, and Tenant shall not be released of its liability for the performance of all of its obligations under the Lease. If Tenant assigns its interest in this Lease in accordance with this Subparagraph 14.1.3 (except to an Affiliate of Tenant), then Tenant shall pay to Landlord fifty percent (50%)of all consideration received by Tenant over and above the assignee’s agreement to assume the obligations of Tenant under this Lease. If Tenant sublets all or part of the Premises (except to an Affiliate of Tenant), then Tenant shall not be entitled to keep, and shall pay to Landlord immediately upon receipt, fifty percent (50%) of any difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet. As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this lease or in the Premises, including payments (in excess of the fair market value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture and general intangibles, provided that Tenant shall first be entitled to deduct from such consideration the costs of any commissions and reasonable attorneys fees incurred by Tenant with respect to any such assignment or subletting and reasonable costs incurred by Tenant for improvements made specifically for such assignee or sublessee.
               14.1.4 If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease, provided, however, that (i) the foregoing shall not apply to corporations whose capital stock is then publicly traded, or to an assignment to, or occupancy by, an entity resulting from a merger, consolidation or non-bankruptcy reorganization of Tenant, or to an acquisition of substantially all of Tenant’s assets, or to an acquisition of a controlling percentage of Tenant’s stock, or to a transaction by which the Tenant’s stock becomes publicly traded, where the entity occupying the Premises following such transaction (if other than Tenant) assumes all of

Tenant’s obligations under this Lease by operation of law or otherwise and has a net worth no less than the net worth of Tenant immediately prior to the occurrence of such transaction and (ii) any transaction referred to in clause (i) shall be deemed to be a Transfer. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partners) owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.
               14.1.5 It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. Tenant expressly agrees that the provisions of this Paragraph 14.1 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time.
               14.1.6 Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent or other consideration not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent or other consideration and apply it toward Tenant’s obligation under this Lease, provided, however, that until occurrence of any default by Tenant, Tenant may collect and retain such rent or other consideration not otherwise payable to Landlord.
          14.2 By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Premises at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer provided that the transferee agrees to assume and perform the liabilities and obligations of Landlord under this Lease accruing from and after the date of the transfer, and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such obligations of the Landlord hereunder whenever occurring. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.
     15. WASTE DISPOSAL AND HAZARDOUS MATERIALS.
          15.1 Waste Disposal. Tenant shall store its non-Hazardous Materials waste either inside the Premises or within outside trash enclosures that are designated for such storage. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times. Tenant shall store its Hazardous Materials and Hazardous Materials wastes in the storage area designated for such materials outside the Building and near the loading dock (“Haz-Mat Storage”). Tenant shall cause all of its Hazardous Materials waste and other waste to be regularly removed from the Premises at Tenant’s sole cost and in compliance with all Laws.
          15.2 Hazardous Materials.
               15.2.1 Definitions.
                    15.2.1.1 Environmental Laws. “Environmental Laws” means all local, state or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or to the use, handling, transportation, disposal, discharge, release, emission, or storage of, or the exposure of any person to, a Hazardous Material.
                    15.2.1.2 Hazardous Material. “Hazardous Material” means any pollutant, contaminant, waste, chemical or any other material or substance that is now or hereafter prohibited or regulated by any governmental authority as pollutants, contaminants, or radioactive, toxic, or hazardous materials or substances, including, without limitation, crude oil or any fraction thereof, asbestos or radon gas or solid or hazardous waste.
               15.2.2 Indemnity. Tenant shall cause any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant or Tenant’s Agents after the Commencement Date in or about the Premises to comply strictly with all applicable Laws, including, without limitation, applicable Environmental Laws. In addition to Tenant’s other indemnity obligations under this Lease, Tenant shall protect, indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord and its employees, agents, contractors, successors and assigns from and against any and all liabilities, losses, claims, damages, interest, penalties, fines, monetary sanctions, reasonable attorneys’ fees, reasonable experts’ fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever in whole or in pan, out of (i) the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises, by Tenant or Tenant’s Agents after the Commencement Date, or (ii) the disposal or release of any Hazardous Materials on the surface of the Premises occurring after the Commencement Date and prior to the termination of this Lease that is not the result of the negligent acts or willful misconduct of Landlord or its agents. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the release, discharge or disposal of any Hazardous Materials in, on under or about the Premises by Tenant or any of Tenant’s Agents, including any state, federal, or local “superfund” lien related to the removal or remediation of any Hazardous Materials in, over, on, under, through, or about the Premises; provided if such lien is recorded, Tenant shall not be deemed to have breached or violated this Lease if it posts or causes to be posted bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such lien.

               15.2.3 Confidentiality. Tenant shall give prompt written notice to Landlord of (i) any communication received from any governmental authority concerning Hazardous Materials violation or other liability which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any applicable Environmental Law or other applicable Laws.
               15.2.4 Survival of Obligations. The obligations of Tenant under Paragraph 15.2.2 shall survive the expiration or earlier termination of the Lease Term. In the event of any inconsistency between any other part of this Lease and Paragraph 15.2, the terms of Paragraph 15.2 shall control.
     16. GENERAL PROVISIONS.
          16.1 Relationship to Master Lease. Tenant acknowledges that the Property is subject to all of terms and conditions of the Master Lease although this agreement is entitled a Lease. Tenant further acknowledges that Landlord has the option to purchase the property and remarket the property and Tenant shall recognize as Landlord any future owner of the Property. In the event that any action taken by Tenant under the Lease would require the consent of BNP under the Master Lease, Tenant shall be required to obtain both the consent of Landlord and BNP pursuant to the terms of the Master Lease, provided that consent of Landlord shall not be unreasonably withheld, conditioned or delayed and Landlord shall reasonably cooperate with Tenant to obtain BNP’s consent.
          16.2 Relationship to Transaction Agreement. Solectron USA, Inc. and SMART Modular Technologies, Inc. acknowledge that none of the provisions of this Lease are intended to limit or modify in any manner any rights and remedies of SMART Modular Technologies, Inc. or any of the “Buyers” under the Transaction Agreement and that in the event of any conflict between the terms and conditions of this Lease and any rights and remedies of SMART Modular Technologies, Inc. and such Buyers contained in the Transaction Agreement (including without limitation any right of recovery for a breach of representation or warranty thereunder), as between SMART Modular Technologies, Inc. and any of the “Buyers” under the Transaction Agreement on the one hand, and Solectron USA, Inc., and any of its “Affiliates” (as defined in the Transaction Agreement) on the other, the terms of the Transaction Agreement shall prevail.
          16.3 Landlord’s Right to Enter. Landlord and its agents may enter the Premises at any reasonable time, following twenty-four (24) hours notice except in the case of an emergency, for the purpose of (i) inspecting the same, (ii) posting notices of non-responsibility, (iii) showing the Premises to prospective purchasers, mortgagees or tenants, (iv) making necessary alterations, additions, or repairs, (v) performing Tenant’s obligation when Tenant has failed to do so after written notice from Landlord, (vi) placing upon the Premises ordinary “for lease” or “for sale” signs, and/or (vii) in case of an emergency. For each of the aforesaid purposes, Landlord may enter the Premises by means of a master key, and Landlord may use any and all means either may deem necessary and proper to open the doors of the Premises in an emergency. Any entry into the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Tenant shall have the right to accompany Landlord during any such entry and Landlord shall use all reasonable efforts to avoid interfering with Tenant’s use of the Premises during such entry.
          16.4 Surrender of the Premises. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s Trade Fixtures and other personal property and vacate and surrender the Premises to Landlord in the same condition as existed as of the Commencement Date, reasonable wear and tear excepted, with all of Tenant’s personal property removed and in broom clean condition. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any Tenant Improvements and repair all damage caused by such removal. If the Premises are not so surrendered at the termination of this Lease, then Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant.
          16.5 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises, except as expressly provided in this Lease. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month-to-month on the same terms and conditions herein specified insofar as applicable, except that Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent required during the last month of the Lease Term.
          16.6 Subordination. The following provisions shall govern the relationship of this Lease to the Master Lease and any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, and any renewal, modification, consolidation, replacement or extension thereof (collectively “Security Instruments”), which have been or may hereafter be executed affecting the Premises.
               16.6.1 This Lease is subject and subordinate to the Master Lease and the Security Instruments relating thereto existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.
               16.6.2 At Landlord’s election, this Lease shall become subject and subordinate to any Security Instruments created after the Effective Date, provided that the holder of such Security Instruments executes and delivers to Tenant for execution by such holder and Tenant a commercially reasonable form of Subordination Non-Disturbance Agreement under the terms of which Tenant’s occupancy of the Premises shall not be disturbed so long as Tenant is not in default under this Lease.

               16.6.3 Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to any of the Security Instruments which shall include the matters set forth in Paragraph 16.6.2 above and which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of the Security Deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument. Tenant’s failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant.
               16.6.4 Intentionally Omitted.
          16.7 Tenant’s Attornment. Tenant shall attorn (i) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Premises, and (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure; provided the transferee agrees to recognize Tenant’s rights under this Lease which accrue after the date of the transfer in question.
          16.8 Lender Protection. In the event of any default on the part of the Landlord, Tenant will give notice by registered or certified mail to any Lender who has delivered to Tenant a notice requesting such notice of default and giving Tenant such Lender’s address for such purpose.
          16.9 Estoppel Certificates and Financial Statements. At all times during the Lease Term, Tenant and Landlord each agree, within ten (10) days after any request by the other, promptly to execute and deliver to the other an estoppel certificate, (i) certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of the other party hereunder, or if there are uncured defaults, stating the nature of such uncured defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the party requesting the certification. Tenant’s failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord’s request therefore shall be a conclusive admission by Tenant that, as of the date of the request for such statement, (i) this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect, (ii) there are no uncured defaults in Landlord’s performance, and (iii) no rent has been paid in advance.
          16.10 Force Majeure. Any prevention, delay, or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay, or stoppage, of any obligation hereunder, except the obligation of Tenant to pay rent or any other sums due hereunder or the obligation of Landlord to pay any sums due hereunder.

          16.11 Notices. Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by mail. Personally served notices shall be deemed to have been given when received by the party. If served by mail, such notice shall be deemed to have been given (i) on the third business day after mailing to the party if such notice was deposited in the United States mail, registered or certified and postage prepaid, addressed to the party to be served at the address set forth below, and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this Paragraph.

Address For Landlord:	Solectron USA, Inc.
c/o Solectron Corporation
5799 Fontanoso Way
San Jose, CA 95138-1015
Attn: Bob Fernandes, Corporate Facilities Real Estate
Director

with copy to:	Wilson, Sonsini, Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304- 1050
Attn: Marc Gottschalk, Esq.

Address For Tenant:	Smart Modular Technologies, Inc.
4211 Starboard Drive
Fremont, CA 94538
Attn: Ann Nguyen

with copy to:	Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Attn: David W. Ferguson
Alan F. Denenberg
          16.12 Attorneys’ Fees. If either party shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease, then the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and court costs as may be fixed by the court.
          16.13 Corporate Authority. (a) If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the bylaws of said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California and that the corporation has full right and authority to enter into this Lease. If Tenant is a corporation Tenant shall, at the time of execution of this Lease, deliver to Landlord a certified copy of the resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.
          If Landlord is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the bylaws of said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Landlord is a corporation, each of the persons executing this Lease on behalf of Landlord does hereby covenant and warrant that Landlord is a duly authorized and existing corporation, that Landlord has and is qualified to do business in California and that the corporation has full right and authority to enter into this Lease.
             16.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If a party hereto is a corporation, nothing in this Section 16.14 is intended to confer personal liability upon the officers or shareholders of such party. All measurements of gross leasable area shall be made from the outside faces of exterior walls and the centerline of joint partitions. Landlord makes no covenant or warranty as to the exact square footage of any area. Where Tenant is obligated not to perform any act, Tenant is also obligated to restrain any others within its control from performing said act, including agents, invitees, contractors, subcontractors and employees. Landlord shall not become or be deemed a partner nor a joint venturer with Tenant by reason of the provisions of this Lease.
              16.15 Brokerage Commissions. Tenant and Landlord warrant to each other that each has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease.
          16.16 Consents and Approvals. Except as expressly provided otherwise herein, if either party’s consent or approval is required as a condition to the doing of any act by the other party, such consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary contained in this Lease, if it is determined that either party failed to give its consent where it was required to do so under this Lease, the other party shall be entitled to specific performance but not to monetary damages for such failure. The review and/or approval by either party of any item to be reviewed or approved by such party under the terms of this Lease or any Exhibits hereto shall not impose upon the reviewing party any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting the reviewing party’s interest under this Lease, and no third parties, including the other party, its agents, employees, contractors, invitees or any person or entity claiming by, through or under the other party, shall have any rights hereunder.
          16.17 Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s agent(s) has made any representation or warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law or (ii) the suitability of the Premises for the conduct of Tenant’s business or the condition of any improvements located thereon. Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any addendum or amendment hereto. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.
[Signatures continued on next page]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

AS LANDLORD:		AS TENANT:

Solectron USA, Inc., a Delaware		SMART Modular Technologies, Inc., a
corporation		California corporation

By :	/s/ Michael F. Grady	By:	/s/ Iain MacKenzie

Printed Name: Michael F. Grady		Printed Name: Iain MacKenzie

Its :	Secretary	Its:	President